Exhibit 99.1

StoneCastle Financial Corp. Reports Third Quarter 2018 Results

NEW YORK, November 1, 2018 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the third fiscal quarter ended September 30, 2018.

Third Quarter 2018 Investment Highlights:

•	Invested $4.0 million in one investment

•	Received full call proceeds on $4.2 million from two investments

•	Exchanged $6.55 million of Chicago Shore Perpetual Preferred Series A and B into First Marquis Holdings, LLC Preferred Shares

Investment Activity in the Third Quarter 2018 Included:

•	Invested $4.0 million in TransPecos Financial Corp. Senior Term Loan, 9.00%, due 10/1/2028

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

The estimated annualized yield generated by the invested portfolio as of September 30, 2018 (excluding cash and cash equivalents) was approximately 9.16%.

Third Quarter 2018 Financial Results

Net investment income was $2,601,368 or $0.40 per share, comprised of $4,401,621 in gross income and $1,800,253 of expenses. Net Assets at quarter end were $144,395,086, up slightly from the prior quarter. The Company’s Net Asset Value was $22.04 per share, up $0.03 from the prior quarter.

In the third quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on September 28, 2018 to shareholders of record at the close of business on September 24, 2018.

The Company had $45.0 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 23.6% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on September 30, 2018, the Company had total assets of $190,821,869 consisting of total investments of $186,893,267, cash of $247,772 and other assets of $3,680,830. Other assets include interest and dividends receivable of $2,858,829 and prepaid assets of $822,001.

During the quarter, the Company invested $4.0 million in TransPecos Financial Corp, Senior Term Loan, 9% due 10/1/2028 and received full call proceeds of $4.2 million from First Western Financial, Inc., Fixed Rate Cumulative Perpetual Preferred Stock, Series A and Series C, 9%. The Company exchanged $6.55 million of Chicago Shore Perpetual Preferred Series A and Series B shares for preferred shares of First Marquis Holdings, LLC.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on November 1, 2018 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on November 15, 2018. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13683386. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	September 30, 2018	June 30, 2018
Assets
Investments in securities, at fair value (cost: $185,417,086 and $185,642,227 respectively)	$186,893,267	$186,961,326
Cash	247,772	245,842
Interest and dividends receivable	2,858,829	2,819,886
Prepaid assets	822,001	891,027
Total assets	190,821,869	190,918,081

Liabilities
Loan payable	45,000,000	45,500,000
Investment advisory fee payable	835,917	832,978
Loan interest payable	241,246	159,951
Directors fee payable	12,908	12,492
Accrued expenses payable	336,712	312,122
Total liabilities	46,426,783	46,817,543
Net Assets	$144,395,086	$144,100,538

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,550	$6,548
Paid-in-capital	145,025,061	144,984,096
Accumulated net investment loss	(621,069)	(734,105)
Accumulated net realized loss on investments	(1,491,637)	(1,475,100)
Net unrealized appreciation on investments	1,476,181	1,319,099
Net Assets	$144,395,086	$144,100,538

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,550,110	6,548,242
Net asset value per common share	$22.04	$22.01
Market price per share	$22.42	$22.89
Market price premium to net asset value per share	1.72%	4.00%

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended September 30, 2018	For The Three Months Ended June 30, 2018
Investment Income
Interest	$3,204,190	$3,074,584
Dividends	1,086,034	1,050,289
Origination fee income	8,392	160,195
Other Income	103,005	95,409
Total Investment Income	4,401,621	4,380,477

Expenses
Investment advisory fees	835,234	833,660
Interest expense	535,870	493,347
Professional fees	99,138	98,059
Transfer agent, custodian fees and administrator fees	56,700	57,701
Directors’ fees	49,935	51,230
Bank fees	43,057	54,154
ABA marketing and licensing fees	37,694	37,285
Investor relations fees	31,204	30,865
Delaware franchise tax	22,685	22,438
Insurance expense	18,148	17,951
Valuation fees	17,488	16,062
Printing	9,018	14,173
Due diligence expense	8,777	-
Miscellaneous fees	35,305	43,294
Total expenses	1,800,253	1,770,219
Net Investment Income	$2,601,368	$2,610,258

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain / (loss) on investments	$(16,537)	$33,891
Net change in unrealized appreciation on investments	$157,082	2,617,109
Net realized and unrealized gain on investments	$140,545	2,651,000
Net Increase in Net Assets Resulting From Operations	$2,741,913	$5,261,258

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended September 30, 2018
Per Share Operating Performance
Net Asset Value, beginning of period	$22.01
Net investment income(1)	$0.40
Net realized and unrealized gain / (loss) on investments(1)	$0.01
Total from investment operations	$0.41

Less distributions to shareholders
From net investment income	$(0.38)
Total distributions	$(0.38)

Net asset value, end of period	$22.04
Per share market value, end of period	$22.42

Total Investment Return (2)
Based on market value	-0.36%
Based on net asset value	1.87%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$144.4

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.95%
Expenses after waivers(5)*	4.95%
Net investment income(6)*	7.15%
Portfolio turnover rate **	6%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$45,000
Asset coverage per $1,000 for revolving credit agreement(7)	4,209

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.48%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.74%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.74%.
(6)	Ratio of net investment income to average managed assets equals 5.41%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized